Exhibit 99.1
Corporate Headquarters
100 Motor Parkway, Suite 160
Hauppauge, NY  11788-5138
Direct Dial:  631-360-9304
Direct Fax:   631-360-9380

PRESS RELEASE

Release Date:	February 24, 2009

Contact:	Ms. Judith Barber
Corporate Secretary

SMITHTOWN BANCORP DECLARES CASH DIVIDEND

Smithtown, NY, February 24, 2009 -  The board of directors of Smithtown Bancorp (NASDAQ: SMTB) has declared a cash dividend of $.04 per share payable to all common shareholders of record as of the close of business on March 13, 2009.  The dividend will be paid on April 1, 2009.